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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Varian Medical Systems, Inc. Omnibus Stock Plan of our reports dated October 21, 1998, on our audits of the consolidated financial statement and financial statement schedule of Varian Associates, Inc.


/s/ PRICEWATERHOUSECOOPERS LLP
------------------------------

PricewaterhouseCoopers LLP



San Jose, California
March 31, 1999